Outlook for 2008

* $4.10 was the First Call mean estimate as of 11/26/2007 for 2007 EPS.  The company is not affirming the reasonableness of this estimate.  It is being used for illustration only.

** The company has disclosed unsustainable items through nine months of 2007, which on the net have benefited operating earnings per share by 15 cents.

*** The S&P 500 closed at 1,407 on November 26, the day the company finalized guidance, approximately 9 % below the company’s normal growth assumption. Under normal market conditions, applying the company’s equity market sensitivity of roughly 5%, both ends of the range would have been approximately 4.5% higher.

$4.10*

$0.15**

$3.95

$4.20

$4.45

6.3%

12.7%

Growth over

adjusted 2007

2008 EPS outlook

announced 11/28/07

Estimated growth

x-impact of

markets

at time outlook

finalized***

11%

17%

Exhibit 99.2